Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  November 30, 2007

RICK'S CABARET INTERNATIONAL, INC.
(Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's  Telephone  Number,  Including  Area  Code)

ITEM 2.01  COMPLETION OF ACQUISITION OF ASSETS.

On November 30, 2007, we entered into a Stock Purchase Agreement for the acquisition of 100% of the issued and outstanding common stock of Stellar Management Corporation, a Florida corporation (the “Stellar Stock”) and 100% of the issued and outstanding common stock of Miami Square Garden One, Inc., a Florida corporation (the “MGSO Stock”) which owns and operates an adult entertainment cabaret known as “Tootsies Cabaret” (“Tootsies”) located at 150 NW 183rd Street, Miami Gardens, Florida  33169 (the “Transaction”).  Pursuant to the Stock Purchase Agreement, we acquired the Stellar Stock and the MGSO Stock from Norman Hickmore (“Hickmore”) and Richard Stanton (“Stanton”) for a total purchase price of $25,000,000 payable $15,000,000 in cash and payable $10,000,000 pursuant to two Secured Promissory Notes in the amount of $5,000,000 each to Stanton and Hickmore (the “Notes”).  As part of the Transaction, Hickmore and Stanton entered into five-year covenants not to compete with us.  Additionally, as part of the Transaction, we entered into Assignment to Lease Agreements with the landlord for the property where Tootsies is located.  The underlying Lease Agreements for the property provide for an original lease term through June 30, 2014, with two option periods which give us the right to lease the property through June 30, 2034.

The terms and conditions of the transaction were the result of extensive arm’s length negotiations between the parties.  A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION.

We paid a total purchase price of $25,000,000 for the Stellar Stock and MGSO Stock, payable $15,000,000 in cash at closing and $10,000,000 payable in a series of three year Secured Promissory Notes, $5,000,000 each, to Stanton and Hickmore.  The Notes will bear interest at the rate of 14% per annum with the principal payable in one lump sum payment on November 30, 2010.  Interest on the Notes will be payable monthly, in arrears, with the first payment being due thirty (30) days after the closing of the Transaction.  We cannot pre-pay the Notes during the first twelve (12) months; thereafter, we may prepay the Notes, in whole or in part, provided that (i) any prepayment by us from December 1, 2008 through November 30, 2009, shall be paid at a rate of 110% of the original principal amount and (ii) any prepayment by us after November 30, 2009, may be prepaid without penalty at a rate of 100% of the original principal amount.  The Notes are secured by the Stellar Stock and MGSO Stock under a Pledge and Security Agreement.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) are not available.  Such financial statements will be filed no later than February 13, 2008.

(c)	Exhibits

Exhibit	Description
10.1	Stock Purchase Agreement dated November 30, 2007
10.2	Secured Promissory Note (Form of) dated November 30, 2007
10.3	Pledge and Security Agreement dated November 30, 2007
10.4	Non-Compete Agreement (Form of) dated November 30, 2007
99.1	Press release dated December 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: December 3, 2007
	/s/	Eric Langan
	By:	Eric Langan
President/Chief Executive Officer